Exhibit 10.9
OCUGEN, INC.
NON-QUALIFIED STOCK OPTION
INDUCEMENT AWARD AGREEMENT
THIS NON-QUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT (“Agreement”) is made and entered into as of _____________ (the “Grant Date”), by and between Ocugen, Inc., a Delaware corporation (the “Company”), and ________________, an individual (the “Optionee”).
W I T N E S S E T H:
WHEREAS, to induce Optionee to commence employment with the Company, the Company desires to grant to Optionee an option to purchase shares of the common stock of the Company, par value $.01 per share (the “Common Stock”), on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
1.Inducement Award. This stock option is an inducement grant, as described in NASDAQ Listing Rule 5635(c)(4). Accordingly, this stock option has been granted outside of the Company’s 2019 Equity Incentive Plan (the “Plan”). However, the terms of the Plan applicable to non-qualified stock options are incorporated herein, as if this stock option had been issued under the Plan. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.
2.Grant. Subject to the terms hereof, Optionee is hereby awarded an option (the “Option”) to purchase ________________ shares of Common Stock (the “Option Shares”) at a price of _____ per share (the “Option Price”), which price has been determined by the Committee to be at least the Fair Market Value per Share on the Grant Date. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. The Option Price of the Option Shares shall be paid at the time of exercise, as provided in Section 3 hereof.
3.Exercise.
a.Except as specifically provided otherwise herein or in the Plan, the Option will become exercisable in accordance with the following schedule, provided Optionee remains in continuous service with the Company through the applicable vesting date:
[insert vesting schedule]
For purposes of this Agreement, service with the Company will be deemed to include service with an Affiliate (for only so long as such entity remains an Affiliate).
b.The Option may be exercised in whole or in part in accordance with this Section 3 by delivering to the Secretary of the Company (1) a written notice specifying the number of Shares to be purchased, and (2) payment in full of the Option Price with respect to the Shares to be purchased, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations). The Option Price may be paid by check, electronic funds transfer or as otherwise provided in the Plan.
c.Unless sooner terminated, to the extent not sooner exercised, the Option will terminate ten (10) years from the Grant Date.

4.Termination.
a.If Optionee ceases to perform services for the Company for any reason, any portion of the Option that then remains unexercisable (taking into account any accelerated vesting occurring upon such cessation of service) will expire immediately upon the effective date of Optionee’s cessation of service. If such cessation occurs other than by reason of Optionee’s death or total disability (as that term is used within the Plan), then, unless sooner terminated or exercised under the terms hereof, the exercisable portion of the Option will terminate three (3) months after the effective date of Optionee’s cessation of service; provided, however, that if the Company terminates the Optionee’s service for Cause (as defined below), the entire Option will terminate immediately upon the effective date of Optionee’s cessation of service. If Optionee’s service ceases by reason of Optionee’s death or total disability, then, unless sooner terminated or exercised under the terms hereof, the exercisable portion of the Option will terminate on the date one (1) year after the date of such cessation of service.
b.For purposes of this Agreement, “Cause” will have the meaning defined in any employment or similar service agreement between the Company and Optionee; provided that if no such agreement exists, “Cause” will mean (i) failure or refusal by Optionee to substantially perform his or her duties, or breach by Optionee of the written rules or policies of the Company, which failure, refusal or breach continues for fifteen (15) days after written notice thereof is provided to Optionee; (ii) Optionee’s gross negligence or willful misconduct in the course of his or her service; (iii) Optionee’s commission of fraud or theft; (iv) Optionee’s conviction of, or plea of no contest to, a felony; or (v) material breach by Optionee of any agreement with, or duty owed to, the Company or any Affiliate.
5.Change in Control. In the event of a Change in Control, the Option shall become immediately vested and exercisable with respect to 100% of Option Shares. For avoidance of doubt, the immediately preceding “single trigger” vesting acceleration applies to this Award, even if the Optionee also has an employment agreement with the Company that provides for “double trigger” vesting acceleration (i.e., acceleration of equity vesting upon a severance event proximate to a Change in Control), and this Agreement will control treatment of vesting acceleration of this Award upon a Change in Control in the event of any conflict with the terms of such employment agreement.
6.Rights as Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made. Optionee shall have no rights as a stockholder with respect to any Option Shares until such shares are issued to him or her (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent).
7.Nontransferability. The Option is not assignable or transferable except by will or the laws of descent and distribution. During Optionee’s lifetime, the option may be exercised only by Optionee or, in the event of Optionee’s total disability, Optionee’s legal representative.
8.Securities Restrictions. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the Option Shares, the Board may require, as a condition of exercise of the Option that the Optionee represent, in writing, that (a) such Option Shares are being purchased for investment and not for distribution or resale, (b) the Optionee has been advised and understands that (i) the Option Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions may be endorsed on the certificates.
9.No Right to Continued Service. Nothing in this Agreement shall give Optionee any right to continued employment or service with the Company or interfere in any way with the right of the Company to terminate the employment or service of Optionee at any time, with or without cause.

10.Receipt of Plan. Optionee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.
11.Administration. The Board or the committee appointed by the Board to administer the Plan, if any, will have full power and authority to interpret and apply the provisions of this Agreement and act on behalf of the Company in connection with this Agreement, and the decision of said Board or committee as to any matter arising under this Agreement shall be binding and conclusive as to all persons.
12.Company Policies. Optionee agrees, in consideration for the grant of the Option, to be subject to any policies of the Company regarding clawbacks, securities trading and hedging or pledging of securities that may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard.
13.Miscellaneous.
a.This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.
b.This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
c.This Agreement, including the Plan provisions incorporated herein, constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified except by written instrument executed by the parties.
d.This Agreement may be executed in counterparts, each of which shall be deemed a complete original.
[Execution page follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

OCUGEN, INC.:

By:

Name:

Title:

OPTIONEE:

Printed Name: